EXHIBIT 2.1
                          STOCK FOR OWNERSHIP AGREEMENT

         STOCK FOR OWNERSHIP AGREEMENT between Viking Capital Group, Inc. and Zhou Hai Ping, Wang Ping and various private owners of Beijing Fei Yun Viking Enterprises, Company, Ltd.
                                 _______________
         For the acquisition by Viking Capital Group, Inc. of an additional Seventy One percent (71%) for a total of ninety six percent (96%) of the ownership of Beijing Fei Yun Viking Enterprises Company, Ltd., a Peoples Republic of China Foreign Investment Joint Venture Company in exchange for Callable Preferred stock of Viking Capital Group, Inc., a Utah Corporation of the United States (US) of America.

         AGREEMENT, dated as of December 27, 2001 between Viking Capital Group, Inc., (hereinafter called Viking), and private owners of Beijing Fei Yun Viking Enterprises Company, Ltd. (hereinafter called Fei Yun Viking) as listed in
Schedule I attached hereto (collectively called Fei Yun shareholders) and represented herein by Vice Chairman Wang Ping and Chairman Zhou Hai Ping.

         Fei Yun shareholders either own or have the right to sell, transfer and exchange seventy one percent (71%) of the ownership of Fei Yun Viking's capital stock. Viking wishes to acquire an additional seventy one percent (71%) of the ownership of the capital stock of Fei Yun Viking in exchange for 1,800,000 shares at US$10.00 per share for a total value of $18,000,000 of the Callable Preferred Stock of Viking (hereinafter referred to as Viking's Preferred Stock) and Fei Yun shareholders wish to make said exchange. Further, current Chairman, President and CEO Zhou Hai Ping and Vice Chairman and Vice President Wang Ping shall continue in their positions as directors and officers and continue to have full responsibility for all operations of Fei Yun Viking and shall report such operations directly to William Fossen, Chairman and CEO of Viking.

        NOW THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the parties do hereby agree as follows:

                           Section 1.  Exchange  of  Shares.  On  the  terms and
subject to the conditions set forth in this Agreement, at the time of closing referred to in Section 3 hereof, Viking will issue and deliver or cause to be issued and delivered to the Fei Yun shareholders 1,800,000 shares of Viking's Callable Preferred Stock in exchange for which the Fei Yun shareholders will deliver or cause to be delivered to Viking seventy one percent (71%) ownership of Fei Yun Viking.

                           Section 2.  Acquired  Fei  Yun Viking Ownership.  Fei
Yun Viking ownership shall be determined as follows:

(a) Amount. On the terms and subject to the conditions and adjustments set forth in this Agreement, and in exchange for the Acquired Shares.

(b) Closing Balance Sheet. Fei Yun shareholders, at its sole expense, shall cause to be prepared and delivered to Viking at the Closing,

                           (i)      an unaudited  Closing  Balance  Sheet of the
Company, which shall be prepared in accordance with GAAP accounting principles. In connection therewith Fei Yun Viking shall make available prior to the Closing all financial statements, worksheets and other information concerning the Closing Balance Sheet as Viking may reasonably request. All costs and expenses of preparation of the Closing Balance Sheet shall be paid by Fei Yun.

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                           Section 3.  -  Closing  Date  and  Materials   to  be
Delivered. The closing of the exchange transfer assignment and delivery of the Acquired Shares provided for in Section I hereof and the delivery by Fei Yun shareholders and Viking of the materials specified in Sections 12 and 13 hereof (the "Closing") shall take place at the executive offices of Viking, located at 5420 LBJ Freeway, Suite 300, Dallas, Texas by the fax receipt of the signature of each selling shareholder on the 31st. day of December, 2001 or such earlier date or location as is mutually agreed to by the parties (herein referred to as the "Closing" or the "Closing Date',); provided, however, that in the event that any condition to this Agreement referred to in Section 10 and 11 is not fulfilled or satisfied by such date, then any extensions shall be controlled by the provisions for extension of time set forth in Section 10 and 11.. In the event of postponement, the term "Closing Date" shall be deemed to mean the date upon which the transactions contemplated herein are actually consummated. Two copies of each original signature of the selling Fei Yun shareholders shall be delivered to Zhou Hai Ping at Beijing Fei Yun Enterprises Company, Ltd.
68AnLiRoad,SunshinePlazaOfficeSectionA-B,Suite337Beijing100101,China   who  will
then deliver in person or by Federal Express one original from each seller to the attention of William J. Fossen at Viking Capital Group, Inc. at the address listed herein above.

                           Section 4.  Zhou Hai Ping  and   Wang  Ping  agree to
continue to be responsible for all operations of Fei Yun Viking.

                           Section 5.  Zhou Hai Ping and Wang Ping  agree to the
termination of the special voting committee of Viking, designated by Viking's board of directors, along with John Lu, Matthew Fossen and William Fossen and by their signatures herein below, these persons and owners they represent have voted their 51% or more shares of Fei Yun Viking for the termination of the voting control of Fei Yun Viking that was transferred to this Viking special voting committee.

                           Section 6.  Representations  of Fei Yun Shareholders.
Fei Yun shareholders represent to Viking as follows:

(a) Organization and Qualification. Fei Yun Viking is a corporation duly organized, validly existing and in good standing under the laws of the Peoples Republic of China and possesses full powers and authorities as a corporation under such laws, without limitation or restriction, and has the corporate power to own its properties and to carry on its business as it is now being conducted. Except as described in any Schedule hereto, there is not now pending or threatened, any dispute, controversy or proceeding that involves Fei Yun Viking including without limitation, any proceeding to dissolve it, to declare its corporate rights, powers, franchises or privileges, or any of them, null or void or in bankruptcy or for an arrangement or reorganization in any province or Peoples Republic of China court.

(b) Certificate of Incorporation and By-Laws. The certified copies of the Certificate of Incorporation and the By-laws of the Fei Yun Viking, as amended to date, which have been delivered to Viking and are attached hereto as Schedule B, are true and complete. The minutes of all meetings of Fei Yun Viking shareholders, Board of Directors and any committees of such Board have been delivered to Viking prior to Closing, and there is no corporate action requiring approval by Fei Yun Viking's shareholders or Board of Directors which is not reflected in such minutes.

(c) Capitalization. All of the currently outstanding ownership of any kind of Fei Yun Viking proposed for this transaction are owned, or will be acquired by Fei Yun Viking or its shareholders free and clear of any liens, claims or encumbrances whatsoever, and are validly issued and outstanding, fully paid and nonassessable. There are no outstanding options, subscriptions, warrants or other agreements of any kind obligating Fei Yun Viking to issue any ownership of Fei Yun Viking or options or rights with respect thereto; and there are no outstanding securities or instruments of any kind which are convertible into ownership of Fei Yun Viking.

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(d)  Subsidiaries  and  Partnerships.  Fei  Yun  Viking  is not a  party  to any partnership, joint venture or other agreement, which involves the sharing of profits or losses other then normal shareholder dividends.

(e) Conflicting Agreements and Consents. Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein will:

                           (i)      conflict    with    the    Certificate    of
Incorporation or By-laws of Fei Yun Viking,

                           (ii)     conflict  with or result in a breach  of, or
give rise to a right, termination of, or accelerate the performance required by, any agreement to which Fei Yun Viking, is now a party, or constitute a default thereunder, or in the creation of any liens, charges or encumbrances upon any property , or

                           (iii)    conflict   with  any  statute,   regulation,
ordinance, writ, injunction order, judgment, decree, license, permit or other governmental approval to Fei Yun Viking or any of its assets is subject.

(f) Suits and Controversies. Except as listed and fully described in Schedule C, there are no actions, suits, proceedings or investigations pending, threatened against or affecting Fei Yun Viking at law or in equity or before any board or other governmental or administrative agency. There are no controversies pending or threatened between Fei Yun Viking and its agents or employees, other than those already explained, received or understood by Viking except as listed in Schedule C attached hereto.

(g) 2001 Year to date Financial Statement. Schedule D contains a true and complete Balance Sheet and income statement of Fei Yun Viking, as of June 30, 2001; copies of which have been delivered to Viking.

(h) Financial Statement. Fei Yun shareholders have delivered to Viking a true copy of the GAAP balance sheet and statement of income of Fei Yun Viking for the year 2000. Such financial statements are complete and fairly present the financial position of Fei Yun Viking as of December 31, 2000, and the results of operations for Fei Yun Viking for the year then ended in conformity with GAAP accounting principles or as otherwise accepted by Viking, copies of which are attached hereto as Schedule E.

(i) Absence of Undisclosed Liabilities. As of June 30, 2001, to the best of Fei Yun Viking's knowledge and belief, Fei Yun Viking had no liabilities or obligations (whether accrued, absolute, contingent or otherwise and whether due or to become due), which, individually or in the aggregate, were material and were not reflected in the financial statements of Fei Yun Viking or the notes thereto as of such date or otherwise set forth in the attached Schedules, Fei Yun Viking does not know of any basis for the assertion against Fei Yun Viking of any such liability or obligation arising out of a transaction entered into or any state of facts existing on or prior to such dates.

(j) Liabilities as of Closing. On the Closing, Fei Yun Viking will have no material liabilities or obligations (whether accrued, absolute, contingent or otherwise and whether due or to become due) which are not fully reflected on the face of the Closing Balance Sheet.

(k) Tax Returns and Payments. Fei Yun Viking has delivered to Viking true and complete copies of all government income tax returns relative to its operations for the calendar years ended 1998, 1999, 2000 if appropriate and Fei Yun Viking will make available, upon request of Viking, copies of all central government, payroll and franchise tax returns relative to its operation for such years, any requests for extension of the filing of any returns currently due and copies, if any, of report of central government tax authorities relating to examinations of any tax returns for such years. Fei Yun Viking has filed (including the period of any valid extension) all central government and local tax returns and reports which have become due to be filed and has paid all taxes, assessments, fees, interest, penalties (if any) and any other governmental charges payable for all periods covered thereby. Fei Yun Viking is not delinquent in the payment of taxes, assessments or government charges. There are no assessments of additional taxes threatened against Fei Yun Viking or its properties. No waiver of any statute of limitations or agreement for extension of time for assessment in respect of any tax liability of Fei Yun Viking is presently in effect.

     Without limiting the foregoing, Fei Yun Viking

                           (i)      has properly  filed when due  (including the
period of any valid extension) all returns and reports relating to the payment of the employees' withheld central government and local income taxes, and

                           (ii)     has paid  all  amounts  required  to be paid
thereunder, except such withheld amounts not yet due to have been paid. These representations shall likewise be true as to tax returns and payments relative to the Fei Yun's operations for the calendar year ended December 31, 2000, and copies of all returns and reports pertaining to such year shall be delivered to Viking upon the filing thereof. Should a subsequent audit by the central government internal revenue service for calendar year 2000 or any earlier year result in any additional tax, penalty or interest being payable, Fei Yun shareholders shall reimburse Viking for such amount. Viking agrees to immediately notify Fei Yun shareholders of the pendency and result of any such audit and shall allow Fei Yun Viking to participate therein, at its own expense.

(l) Title to Properties. At Closing, Fei Yun Viking will not own or possess any interest in any real or personal property, whether tangible or intangible, except as set forth in the Fei Yun's its June 30, 2001 statement, and at such date Fei Yun Viking will have good and marketable title to all of such properties and assets, subject to no liens, mortgages, pledges or encumbrances 'whatsoever, except for the interest of any lending institution or individual lender as shown on the financial statement provided pursuant to Section 4 (h) hereof.

(m) Contracts. Except as otherwise described in Schedule F, as of the Closing Fei Yun Viking will not be obligated by any commitments, contracts or agreements of any kind or nature in accordance with Section 6(a) hereof. Except as described in Schedule F or in the Fei Yun's financial statements or the notes thereto, there has been no breach or default or event, which with the lapse of time or notice or both, would constitute a breach or default on the part of Fei Yun Viking under any commitment, contract or agreement of any kind or nature to which Fei Yun Viking or its assets are subject.

(n) Ownership Charters. Attached hereto as Schedule G is the ownership charters from the appropriate government authority which shows the following companies and their percentages owned by Fei Yun Viking: Beijing Golden Horse Great Wall Estate Construction Co., Ltd.; a note associated with the purchase of Beijing Anhua Office Building Co. Ltd. from Wang Ping and Zhou Hai Ping; a note associated with the purchase of Hebei Kangshun Feiyun Organic Waste Processing Co., Ltd. from Wang Ping and Zhou Hai Ping;
     Beijing Feiyun Chemical Trading Co., LTD; Lianyungang East Sea Highway Development & Management Co, TTC; - As a part of this agreement, Viking has agreed to trade both notes mentioned above from Wang Ping and Zhou Hai Ping as well as Lianyungang East Sea Highway Development and Management Co., TTC to parties designated by Wang Ping and Zhou Hai Ping in exchange for part payment of future projects.

(o)  Other Assets.  7,500,000  Viking  Capital  Group,  Inc.  Common  Restricted
     Shares.

(p)  Agreement  to Amend Fei Yun  Viking's  Charter  and  Delivery  of  Viking's
     Callable Preferred shares received by Fei Yu Representatives. To be delivered, signed and notarized post closing upon delivery of Fei Yun Viking amendment filing receipt and Viking's filing receipt with state of Utah and its registrar for the Callable Preferred shares.

(q) Employment. Fei Yun Viking has no direct or indirect obligation or liability under any employment agreement, collective bargaining agreement or employee welfare or benefit plan, and Fei Yun Viking has no contracts, agreements or other obligations to any employee or any affiliate of any employee.

(r) Investment Company. Fei Yun shareholders or Beijing Fei Yun Viking is not an investment Company as defined in Section 368(a)(2)(F)(iii) and (iv), or in any event a Company meeting the requirements of Section 368(a)(2)(F)(ii), of the US Internal Revenue Code.

(s) Bank Accounts and Depositories. Attached hereto as Schedule H is a true and complete list of all of the bank accounts, safe deposit boxes and other depositories, showing the persons having signatory authority or access thereto, which Fei Yun Viking will have as of the Closing.

(t) Non-competition Agreements. Fei Yun Viking is not subject to any agreement limiting or imposing any condition upon its freedom to compete in any line of business or with any person or to utilize any information in its possession.

(u) Compliance with Law. To the best of Fei Yun shareholder's knowledge and belief, Fei Yun Viking is not in violation of any law, regulation or rule or any writ, judgment, injunction, order or decree of any court or governmental authority whatsoever relating to conduct of its business and the ownership of its assets.

(v) Fei Yun Viking. Fei Yun Viking is a joint venture foreign investment corporation duly organized and validly existing under the laws of the Peoples Republic of China and has full power and authority under its Certificate of Incorporation and By-Laws (Charter) to enter into and carry out the provisions of this Agreement. Fei Yun shareholders have obtained all necessary approvals of the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and Fei Yun shareholders and/or Fei Yun Viking are not subject to any contract or agreement which prevents the consummation hereof or as to which the consummation of this Agreement would constitute a breach or default. This agreement has been duly executed and delivered by Fei Yun shareholders via their representative Zhou Hai Ping and constitutes the legal, valid and binding obligation of all Fei Yun shareholders.

(w) Disclosure. No representation by Fei Yun shareholder and/or Fei Yun Viking contained in this Agreement or in any Schedule, certificate, list or other document furnished or to be furnished by or on behalf of Fei Yun shareholders and/or Fei Yun Viking pursuant to or in connection with this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements made, in light of the circumstances under which they are or were made, not misleading.

(x) Accredited Purchasers. The signators hereto as purchasers and as the purchasers representatives of these Viking Callable Preferred shares state that they are accredited investor as defined by the Securities and Exchange Commission and a sophisticated investors having made many investments in the past.

The signators hereto understand that the Callable Preferred stock is to be issued pursuant to the exemptions from registration and/or permit requirements of the Texas Securities Act, Section 5, and Section 4(2) of the Securities Act of 1933, as amended, and that such Callable Preferred stock is to be issued representing such shares of Callable Preferred stock be impressed with a legend so stating and further stating the applicable restrictions on resale or other future transfer of such shares under the applicable statutes.

In addition, the signers to this agreement understand that the Callable Preferred stock will be issued pursuant to the foregoing and constitute "restricted securities" as that term is used in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission. Accordingly, the officers of the Corporation are directed to impress upon any certificate issued to represent the stock so sold, a legend advising that such stock is restricted and may be sold only pursuant to an effective registration statement filed with the Securities and Exchange Commission or pursuant to a valid and existing exemption from such registration.

                           Section 7.  Representations   of    Viking.    Viking
represents to Fei Yun shareholders as follows:

(a) Organization and Qualification. Viking is a corporation duly organized and validly existing under the laws of the State of Utah and has full power and authority under its Certificate of Incorporation and By-Laws to enter into and carry out the provisions of this Agreement. Viking has obtained all necessary approvals of the execution and delivery of this Agreement and the consummation of the transactions contemplated herein on its part to be obtained, and Viking is not subject to any contract or agreement which prevents the consummation hereof or as to which the consummation of this Agreement would constitute a breach or default or would result in the creation of any liens, charges or encumbrances upon the property of Viking. No other consent is required to be obtained by Viking to permit Viking to acquire and exchange Viking shares for Fei Yun ownership as contemplated herein.

(b) Disclosure. No representation by Viking contained in this Agreement or in any document furnished or to be furnished by or on behalf of Viking pursuant to or in connection with this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements made, in light of the circumstances under which they are or were made, not misleading.

(c) Acquired for Investment. Viking is acquiring the Acquired Fei Yun Viking ownership for its own account and not with a view to any public distribution thereof.

(d) It is Viking's intention to raise at least $18M immediately for the purpose of calling the Preferred stock used for the purchase contemplated herein. Once this $18M for the repurchase of the Preferred stock used herein, Viking will continue to raise capital for Fei Yun Viking for additional projects.



                           Section 8.  Actions  in  Preparing  for  Closing  and
Conduct of Business Prior to Closing:


(a) Prior to Closing, Fei Yun shareholders agree to take or cause the following actions to be taken:

                           (i)      Upon reasonable  advance notice,  authorized
representatives of Viking shall, during normal business hours, be permitted to confer with the Fei Yun Viking personnel and shall be given full and complete access to all properties, books, records, contracts and documents of Fei Yun Viking. Fei Yun Viking shall furnish to Viking all information with respect to the affairs and business of Fei Yun Viking as Viking may reasonably request. Said inspection shall be completed by Viking not later than December29, 2001.

                           (ii)     Fei  Yun   shareholders   will  operate  the
Beijing Fei Yun Viking business and properties only in the ordinary and regular conduct of its business; will not issue or grant options, interests or rights of any nature whatsoever in respect of any of its capital stock or declare or pay any dividend or make any distribution of any kind, except as shall be disclosed to Viking prior to Closing; will not create or permit to be created any lien, charge or encumbrance on any of its properties.

                           (iii)    There   will   be  no   amendment   to   the
Certificate of Incorporation or By-Laws of Fei Yun Viking or other change in the corporate structure of Fei Yun Viking. The "Company's" Board of Directors will cause Fei Yun Viking to take such action as may be necessary to maintain, preserve, renew and keep in full force and effect its corporate existence, rights and franchises.

                           (iv)     Unless otherwise consented to by Viking, Fei
Yun Viking will use its best efforts not to violate, or commit a breach of or a default under any commitment, contract or other agreement to which it is a party or to which any of its assets are subject or violate any applicable statute, regulation, ordinance, writ, injunction, order, judgment of decree of any court or other governmental agency.

                           (v)      Except for those  transactions  contemplated
by or referred to in this Agreement, Fei Yun Viking will not enter into any borrowing or any other agreement or amendment to any existing agreement, except as shall be disclosed to Viking prior to Closing.

                           (vi)     Fei Yun Viking and the Fei Yun  shareholders
will use, and cause to use, its good faith best efforts to assist Viking in obtaining the approval of any state regulatory agency that may be required involving a transaction of this nature and size for the transfer of the Acquired Shares, as well as any other regulatory approvals the parties determine to be necessary.

                           (vii)    Fei Yun Viking will continue to file all tax
returns in a timely manner (including any valid extensions) and to pay all taxes shown as due thereon, and Fei Yun Viking will promptly furnish Viking with a copy of all returns as filed.

(b) Post Closing, Viking agrees to use its good faith and best efforts to obtain the approval of any state regulatory authority for the transfer of the Acquired Shares, as well as any other regulatory approvals which may be necessary to effectuate this Agreement and the transfer of assets and business contemplated by the parties.


                           Section 9.  Conditions  Precedent  to the Obligations
of Viking and Fei Yun Shareholders.

All obligations of Viking and Fei Yun shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing, which are in addition to the conditions specified in Sections 10 and 11 of this Agreement:

(a) All regulatory, board of directors and shareholders approvals determined to be necessary by either of the parties shall have been obtained.

(b) Agreement to Amend Fei Yun Viking Charter and Delivery of Viking's shares received by Fei Yu Viking Representatives. To be delivered, signed and notarized post closing upon delivery of Fei Yun Viking amendment filing receipt and Viking's filing receipt with state of Utah and its registrar for the Callable Preferred shares.

                           Section 10. Conditions of Termination by Viking.

(a)  If, at the Closing, any of the following conditions shall exist:

                           (i)      Any regulator whose consent is necessary for
this Agreement shall have withdrawn any approval;

                           (ii)     Any suit,  action or other proceeding before
any court or governmental agency shall have been instituted or threatened in which it is sought to restrain, prohibit, invalidate or set aside the transactions contemplated by this Agreement;

                           (iii)    Any of Fei Yun  shareholder's and or Fei Yun
Viking's representations shall be inaccurate in any material respect as of the date they were made, and, except as to representations which are expressly limited to a state of facts existing at a time prior to the Closing, as of the Closing as if made on the Closing. For purposes hereof, a breach of the representations contained in the next to the last sentence of paragraph (a) of
Section 4 will only be deemed to be material if it appears that it could lead to a loss of license in any jurisdiction.

                           (iv)     The  certificate  of  authority  of Fei  Yun
Viking to transact business has been withdrawn, revoked, lost; suspended or materially limited or administrative or judicial proceeding, which could result in any such actions, has been instituted in the country of China.

                           (v)      Fei Yun  shareholders  and/or Fei Yun Viking
shall have failed in any material way with respect to perform or comply with any of its covenants, agreements or conditions required by this Agreement to be performed or complied with by it prior to the Closing; or

                           (vi)     Fei Yun  shareholders  shall have  failed to
deliver at the Closing any of the items required by Section 12 to be delivered by it at such time unless otherwise agreed by Viking;

                           (vii)    In  the   event  of   termination   of  this
Agreement pursuant to Section B (a)(ii), 10(a)(iii),10(a)(iv), 10(a)(v), 10(a)(vi), or 10(a)(vii), Fei Yun shareholders shall promptly return all Viking's documents pertaining to this exchange.

                           Section 11. Conditions  of  Termination  by  Fei  Yun
Shareholders.

(a)  If at the Closing, any of the following conditions shall exist:

                           (i)      Any  State  regulatory  agency  or any other
regulatory authority whose consent is necessary for this Agreement shall have withdrawn such approval;

                           (ii)     Any suit,  action or other proceeding before
any court or governmental agency shall have been instituted or threatened in which it is sought to restrain, prohibit, invalidate or set aside the transactions contemplated by this Agreement, and counsel for Fei Yun shall advise it that such matter poses a serious threat to the transaction and has a reasonable chance of being successfully maintained;

                           (iii)    Any of  Viking's  representations  shall  be
inaccurate in any material respect as of the date they were made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing, at and as of the Closing as if made on the Closing; or

                           (iv)     Intentionally Left Blank

                           (v)      Viking  shall fail to deliver at the Closing
any of the items required by Section 13 to be delivered by Viking at such time; then, the closing Date shall be postponed at Fei Yun shareholder's election, but in no event to later than January 30, 2002 at which time Fei Yun Viking may elect to terminate this Agreement.

                           Section 12. To  be  Delivered  at  Closing by Fei Yun
Shareholders. The following shall be delivered by Fei Yun shareholders to Viking at the Closing:

(a) Certificate of Power of Attorney from each shareholder of Fei Yun Viking and/or from the legal person representing a shareholder which gives legal authorization for the sale of their ownership for a total of seventy one per cent (71%) ownership of Fei Yun Viking to Viking.

(b) A certificate of the Chief Executive Officer of Fei Yun Viking certifying that each of the following attached items are true, correct and complete to the best of his knowledge and belief:

                           (i)      Certificate  of the  Secretary  of  Fei  Yun
Viking dated as of the Closing, setting forth the resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and the consummation of the transactions herein provided for, and stating that none of such resolutions have been ended or rescinded;

                           (ii)     except as disclosed the Secretary of Fei Yun
Viking has no knowledge of any inaccuracy in Section 4(a) hereof or, except as disclosed in Schedule C, of any litigation, proceeding or governmental investigation pending or threatened against or relating to Fei Yun Viking.

                           (iii)    The  Acquired Fei Yun Viking per centage was
duly and validly issued, are fully paid and non-assessable and that none of such ownership was issued in violation of any statutory or common law to the Fei Yun shareholders.

(g) Such other documents and instruments as have been reasonably requested by Viking or its counsel, including, without limitation, minute books, stock record books and any and all corporate and accounting books and records.

(h)  The Closing Balance Sheet provided for in Section 2(b).

                           Section 13. To be Delivered by Viking at the Closing.
The Following shall be delivered by Viking at the Closing:

(a) Viking's certification that State of Utah filing, Viking's Passing Board of Directors Resolution and Registrar orders will be made post closing for 1,800,000 Callable Preferred stock to each seller as attached hereto in
     Schedule I.

                           Section 14. Survival  of  the   Representations.  The
representations and agreements made by each of the parties to this Agreement shall survive the Closing and shall remain in full force and effect; provided, however, that one party shall make no claim for a breach of any representation unless it has given notice to the other party of the claim on or before the first anniversary of the Closing, except that notice of a claim for inaccuracies in the representations contained in Section 4(k) hereof may be given on or before October 1, 2003.

                           Section 15. Board  of  Directors.  The parties  agree
that Wang Ping and Zhou Hai Ping as officers of Viking shall continue to be represented on the Fei Yun Viking's Board of Directors as directed by Viking.

                           Section 16. Expenses. Viking and Fei Yun Viking shall
pay their own expenses in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Viking shall bear the cost of obtaining the regulatory approvals, if any, provided for in this Agreement.

                           Section 17. Complete   Agreement.    This   Agreement
contains the entire agreement among the parties hereto with respect to the transactions described herein and may be amended, modified and supplemented only by a written instrument duly signed by the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                           Section 18. Waiver.  Any  term or  condition  of this
Agreement may be waived at any time by the party, which is entitled to the benefit thereof. Such waiver shall be in writing and shall be executed by the President or Vice President of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on another occasion.

                           Section 19. Notices.    All    notices    and   other
communications hereunder shall be in writing and shall, until contrary written instructions are given, be delivered personally to, or mailed first class, postage prepaid, registered or certified mail return receipt requested, addressed to:



If to Viking:                    Viking Capital Group, Inc.
                                 Two Lincoln Centre  Suite 300
                                 5420 LBJ Freeway
                                 Dallas, TX 75240
                                 Attn:   William J. Fossen

If to Fei Yun Viking:            Beijing Fei Yun Viking Enterprises Company, Ltd
                                 68 AnLiRoad, Sunshine Plaza Office Section A-B,
                                 Suite337 Beijing 100101, China
                                 Attn:   Zhou Hai Ping



                           Section 21. Governing Law.  This  Agreement  shall be
construed and enforced in accordance with the laws of the State of Texas.

        IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date first above written.



BEIJING FEI YUN VIKING
ENTERPRISES COMPANY, LTD.

WANG PING

  /s/ Wang Ping
---------------------------------------------
Vice Chairman


BEIJING FEI YUN  VIKING
ENTERPRISES COMPANY, LTD.

ZHOU HAI  PING

  /s/ Zhou Hai Ping
---------------------------------------------
Chairman, President & CEO


VIKING CAPITAL GROUP, INC.

WILLIAM FOSSEN

  /s/ William J. Fossen
---------------------------------------------
Chairman & CEO

JOHN LU

  /s/ John Lu
---------------------------------------------
Executive Director/Asian Pacific Operations